Exhibit 23.2

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36233) pertaining to the 1988 Stock Option Plan of Strategia Corporation of our report dated March 26, 1998, with respect to the consolidated financial statements of Strategia Corporation and subsidiaries for the year ended December 31, 1997, included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                    /s/ Ernst & Young LLP

Louisville, Kentucky
March 26, 1999